Press Release

Verint Announces Webcast to Review its Customer Engagement Automation and Cloud Strategy on May 21st at 4:30pm ET

Webcast Being Held in Connection with Verint’s Sell-Side Analyst Day

MELVILLE, N.Y., May 10, 2019 - Verint® Systems Inc. (Nasdaq: VRNT) today announced it will be holding a webcast for the investment community at 4:30pm ET on Tuesday, May 21, 2019. The presentation will be broadcast from the company’s Sell-Side Analyst Day in Orlando, FL, concurrent with Engage19, its annual global customer and partner conference.

During the webcast, Verint management will review the company's customer engagement automation and cloud growth strategy and provide further details about its cloud acceleration plan and latest automation innovations. The webcast, including slides, will be available live, and as a replay, on Verint's Investor Relations web page. Participants may also use the following dial-in information to access the live call: (844) 309-0615 (United States and Canada) and (661) 378-9462 (International) and passcode 2974308.

About Verint Systems Inc.
Verint® (Nasdaq: VRNT) is a global leader in Actionable Intelligence® solutions with a focus on customer engagement optimization and cyber intelligence. Today, over 10,000 organizations in more than 180 countries—including over 85 percent of the Fortune 100—count on intelligence from Verint solutions to make more informed, effective and timely decisions. Learn more about how we’re creating A Smarter World with Actionable Intelligence® at www.verint.com.

This press release contains “forward-looking statements,” including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management's expectations that involve a number of risks, uncertainties and assumptions, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. For a detailed discussion of these risk factors, see our Annual Report on Form 10-K for the fiscal year ended January 31, 2019, and other filings we make with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release and, except as required by law, Verint assumes no obligation to update or revise them or to provide reasons why actual results may differ.

VERINT, ACTIONABLE INTELLIGENCE, THE CUSTOMER ENGAGEMENT COMPANY, NEXT IT, FORESEE, OPINIONLAB, KIRAN ANALYTICS, TERROGENCE, SENSECY, CUSTOMER ENGAGEMENT SOLUTIONS, CYBER INTELLIGENCE SOLUTIONS, EDGEVR, RELIANT, VANTAGE, STAR-GATE, SUNTECH, and VIGIA are trademarks or registered trademarks of Verint Systems Inc. or its subsidiaries. Other trademarks mentioned are the property of their respective owners.

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Contact:
Investor Relations
Alan Roden
Verint Systems Inc.
alan.roden@verint.com